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                                                                   EXHIBIT 24.2


                              POWER OF ATTORNEY

                         NEXTEL COMMUNICATIONS, INC.

                 The undersigned, a director and/or officer of Nextel Communications, Inc., a Delaware corporation (the "Company"), which Company intends to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 a Registration Statement on Form S-4 in connection with the acquisition of Pittencrieff Communications, Inc. registering shares of the Company's Class A Common Stock, par value $.001 per share, does hereby constitute and appoint Steven M. Shindler, Thomas D. Hickey, John H. Willmoth and Thomas J. Sidman, and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in his or her name, place and stead, in any and all capacities, such Registration Statement, any and all amendments and exhibits thereto, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to or relating to such Registration Statement, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

      July 24, 1997

                                        /s/ William G. Arendt
                                        -------------------------------
                                        William G. Arendt
                                        Vice President and Controller
                                        (Principal Accounting
                                        Officer)